SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 16, 2004 (Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707

(Commission File No.)

First Northern Community Bancorp 195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041

(Registrant’s telephone number, including area code)

Item 5. Other Events

Press release on the following article:

Contact:	Owen J. Onsum	April 16, 2004
Chief Executive Officer & President
FIRST NORTHERN COMMUNITY BANK &
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

FIRST NORTHERN COMMUNITY BANCORP

Announces Continuation of Stock Repurchase Program

The Board of Directors of First Northern Community Bancorp (FNRN), holding company of First Northern Bank, has announced plans to continue to provide a stock repurchase program for its outstanding common stock. Based on market conditions, share repurchases will be made from time to time in the open market or in privately negotiated transactions. The repurchase program, which will remain in effect until April 30, 2006, allows purchases in an aggregate amount of up to 3% of the Bancorp’s outstanding shares of common stock over each rolling 12-month period. The Company’s current stock repurchase program expires on April 30, 2004.

As before, the stock repurchase program will provide management with an effective mechanism for capital management. Commenting on the stock repurchase program, Owen “John” Onsum, President & Chief Executive Officer said, “Renewing the Bancorp’s stock repurchase program demonstrates our ongoing commitment to providing fundamental value for our shareholders.”

First Northern Bank, established in 1910, is a community based bank with branch offices strategically located in the communities of Dixon, Davis, Fairfield, Sacramento, Suisun City, Vacaville, West Sacramento, Winters and Woodland. The Bank has Real Estate Loan Offices in Davis, Roseville, El Dorado Hills, Vacaville and Woodland, and an SBA Loan Department and Asset Management & Trust Department in Sacramento. First Northern offers a wide range of SBA, real estate, commercial, agriculture and consumer loans, as well as a full array of alternative investment products. Information on First Northern Community Bancorp’s stock can be obtained on the OTC Bulletin Board under the ticker symbol FNRN. Primary market makers for the stock are UBS Financial Services, Inc., Hoefer & Arnett, Inc., The Seidler Companies, and Wedbush Morgan Securities. First Northern Community Bancorp can be found on the Web at www.thatsmybank.com.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First Northern’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. [The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in First Northern’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time.] First Northern disclaims any intent or obligation to update these forward-looking statements.

END

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2004	First Northern Community Bancorp (Registrant)

	By:	/s/ Louise A. Walker
Louise A. Walker
Senior Vice President
Chief Financial Officer